SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 25, 2001
(Date of earliest event reported)

Residential Accredit Loans, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-60352 (Commission File Number)	51-0368240 (I.R.S. Employer Identification No.)

8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota (Address of Principal Executive Office)	55437 (Zip Code)

Registrant's telephone number, including area code:(952) 832-7000

Item 5. Other Events.

            On July 30, 2001, the Registrant will cause the issuance and sale of approximately $213,379,431 initial principal amount of Mortgage Asset-Backed Pass-Through Certificates, Series 2001-QS9, Class CB, Class NB-1, Class NB-2, Class NB-3, Class NB-4, Class R, Class A-P, Class A-V, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 (the “Certificates”) pursuant to a Pooling and Servicing Agreement to be dated as of July 1, 2001, among the Registrant, Residential Funding Corporation, as Master Servicer, and Bankers Trust Company, as Trustee.

            In connection with the expected sale of the Series 2001-QS9, Class CB, Class NB-1, Class NB-2, Class NB-3, Class NB-4 and Class R Certificates (other than a de minimis portion of the Class R Certificates) (the “Senior Underwritten Certificates”) to UBS Warburg. LLC (“UBS”) and the sale of the Series 2001-QS9, Class M-1, Class M-2 and Class M-3 Certificates (the “Subordinate Underwritten Certificates,” and together with the Senior Underwritten Certificates, the “Underwritten Certificates”) to Banc of America Securities LLC (“Banc of America,” and together with UBS, the “Underwriters”); the Registrant has been advised by the Underwriters that the Underwriters have furnished to prospective investors certain yield tables and other computational materials (the “Computational Materials”) with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-60352, which Computational Materials are being filed manually as exhibits to this report.

            The Computational Materials have been provided by the Underwriters. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

            The Computational Materials consist of the pages (the “Computational Materials”) that appear after the Form SE cover sheet dated July 25, 2001. The Underwriters have advised the Registrant that certain information in the Computational Materials may have been based on assumptions that differed from the final pool information.

            The Computational Materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

            In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the “Mortgage Loans”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits Not applicable.

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description

1	99	Computational Materials

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

RESIDENTIAL ACCREDIT LOANS, INC.

By: /s/ Randy Van Zee Name: Randy Van Zee Title: Vice President

Dated: July 27, 2001

EXHIBIT INDEX

EXHIBIT Number 1	Item 601(a) of Regulation S-K Exhibit No. 99	Description Computational Materials	Page Filed Manually Form SE dated July 25, 2001

EXHIBIT

(Intentionally Omitted)